POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Louis S. Citron, Stephanie S. Brecher and Sasha O. Keough, and each of them, with full power to act without the others, his true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself as an individual pursuant to section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith
(including, but not limited to, a "Form ID" Uniform Application for Access Codes to File on EDGAR), with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the
Financial Industry Regulatory Authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 26 day of
August, 2021.

/s/ Ronald D Bernal